THE MONEY MARKET PORTFOLIOS
                            REGISTRATION STATEMENT
                                EXHIBIT INDEX
EXHIBIT NO.             DESCRIPTION                             LOCATION

EX-99.B1(i)             Agreement and Declaration of Trust      Attached
                        effective June 16, 1992

EX-99.B1(ii)            Certificate of Trust of The Money       Attached
                        Market Portfolios dated June 16, 1992

EX-99.B2(i)             By-Laws                                 Attached

EX-99.B5(i)             Management Agreement between            Attached
                        Registrant and Franklin Advisors,
                        Inc. dated August 27, 1992

EX-99.B8(i)             Custody Agreement between Registrant    Attached
                        and Bank of America NT & SA dated
                        July 22, 1992

EX-99.B8(ii)            Copy of Custodian Agreements between    *
                        Registrant and Citibank Delaware

EX-99.B8(iii)           Amendment to Custodian Agreement        Attached
                        between Registrant and Bank of
                        America NT & SA dated April 12, 1995

EX-99.B8(iv)            Custody Agreement between Registrant    Attached
                        and Morgan Guaranty Trust Company
                        dated December 15, 1992

EX-99.B13(i)            Letters of Understanding relating to    Attached
                        initial Capital dated July 22, 1992

EX-99.B17(i)            Power of Attorney dated September       Attached
                        18, 1995

EX-99.B17(ii)           Certificate of Secretary dated          Attached
                        September 18, 1995

EX-27.B(i)              Financial Data Schedule for The         Attached
                        Money Market Portfolios

EX-27.B(ii)             Financial Data Schedule for The U.S.    Attached
                        Government Money Market Portfolios

* Incorporated by Reference